Exhibit 10.9

NYFIX, INC.
2007 OMNIBUS EQUITY COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Stock Option Agreement (this “Agreement”), dated as of October 2, 2007 (the “Date of Grant”), between NYFIX, Inc. (“NYFIX”) and Steven Vigliotti (the “Participant”).

BACKGROUND

                    Pursuant to the terms of the NYFIX, Inc. 2007 Omnibus Equity Compensation
Plan (the “Plan”), and subject to the approval of the Plan by the stockholders of NYFIX, NYFIX desires to (i) provide an incentive to the Participant, (ii) encourage the Participant to contribute materially to the growth of NYFIX and its subsidiaries (collectively, the “Company”) and (iii)
more closely align the Participant’s economic interests with those of NYFIX stockholders by means of a Nonqualified Stock Option Grant. Whenever capitalized terms are used in this
Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this
Agreement, as set forth in the Plan.

                    The Plan allows the Company to provide rewards and incentives to certain employees of the Company by, among other things, granting them opportunities to purchase shares of Stock. The Committee has determined that it would be in the best interest of the
Company and its stockholders to grant the Options to the Participant under the Plan.

                    In consideration of the covenants and agreements set forth in this Agreement, and intending to be legally bound hereby upon the approval of the Plan by the stockholders of
NYFIX, the Participant and NYFIX hereby agree as follows:

ARTICLE 1

GRANT OF OPTIONS

                    1.1     Grant of Options. The Participant is hereby granted Nonqualified Stock
Options representing the right to purchase 181,369 shares of Stock subject to the restrictions and conditions set forth in this Agreement and subject to the approval of the Plan by the stockholders of NYFIX. References in this Agreement to “Option” and “Options” mean the options granted hereby, individually and in the aggregate.

                    1.2     Option Price. The Option Price of the Options is $4.60 per share, which is the same as the Fair Market Value of a share of Stock on the Date of Grant.

                    1.3     Grant Information. The Options have been granted under the Plan. The
Committee authorized the grant of the Options on October 2, 2007.

ARTICLE 2

EXERCISABILITY OF OPTIONS

                    All of the Options are unvested on the Date of Grant. Options shall vest upon, but only upon, the earliest to occur of the events described in Section 2.1, 2.2 or 2.3 and shall become exercisable as described in Section 2.4, in each case subject to the limitations set forth in
Section 2.5. All unvested Options shall be forfeitable as set forth in Section 2.5 and shall be non-transferable as set forth in Section 5.2. All shares of Stock issued upon exercise of Options shall be transferable, although:

                              (a)     transferability may be subject to pre-clearance, blackout, registration and other requirements and restrictions under the Company’s insider trading and other compliance policies and procedures; and

                              (b)     transfers by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the Securities Exchange Act of 1934.

                    2.1     Time Vesting. If not sooner vested and unless previously forfeited pursuant to Section 2.5, all of the Options shall vest based on the passage of time as follows:

                              (i)      25% of the Options shall vest on March 10, 2008; and

                              (ii)     the remaining 75% of the Options shall vest ratably on the 10th day of each month over the next 36 months such that 100% of the Options are vested on March 10,
2011.

                    If a partial Option would vest on any date, the total number of Options vesting on such date shall be rounded up to the nearest whole Option.

                    2.2     Accelerated and Continued Vesting. If not sooner vested and exercisable, and unless previously cancelled pursuant to Section 2.5 or 4.2,

                              (i)     all of the Options shall vest and become immediately exercisable upon a termination of the Participant’s employment (a) by the Company without Cause (as defined in Section 5.1) or (b) by the Participant for Good Reason (as defined in Section 5.1), in either case within one year following a Change in Control; and

                              (ii)    following a termination of the Participant’s employment (a) by the
Company without Cause or (b) by the Participant for Good Reason, in either case prior to or more than one year following a Change in Control, the Participant’s Options that would have vested through the month that includes the last day of the period for which the Participant receives severance, if any, following such termination (the “Severance Period”), shall immediately vest.

                    2.3     Discretionary Vesting and Exercisability. The Committee may accelerate the vesting of any or all of the Options at any time and for any reason.

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                    2.4     Exercise; Restriction on Exercise. No unvested Options shall be exercisable. All vested Options shall become exercisable at the time they first vest and shall cease to be exercisable at the time they expire and are forfeited as provided in Section 2.5 or
Article 4.

                    2.5     Effect of Termination of Employment on Vesting; Expiration of Unvested
Options. All unvested Options expire upon the earliest to occur of:

                              (i)     the time of notification of the termination of the Participant’s employment by the Company for Cause;

                              (ii)    termination of the Participant’s employment for any reason other than Cause or, if later, the expiration of the Severance Period, if applicable; and

                              (iii)   expiration as provided in Section 4.1.

2.6 Change in Control. Except as otherwise provided in this Agreement, the effect of a Change in Control on the Participant’s Options is subject to Section 17 of the Plan.

ARTICLE 3

EXERCISE OF OPTIONS

                    3.1     Person Who Can Exercise. Exercisable Options may only be exercised by the Participant, except that, in the event of the Disability of the Participant, those Options may be exercised by the Participant’s legal guardian or legal representative and, in the event of death, those Options may be exercised by the executor or administrator of the Participant’s estate or the
Person or Persons to whom the Participant’s rights under those Options pass by will or the laws of descent and distribution.

                    3.2     Procedure for Exercise. Exercisable Options may be exercised in whole or in part with respect to any portion thereof that is exercisable. To exercise an exercisable Option, the Participant (or such other Person who shall be permitted to exercise that Option as set forth in
Section 3.1) must complete, sign and deliver to the Company an exercise notice in a form to be provided by the Company together with payment in full of the Option Price multiplied by the number of shares of Stock with respect to which that Option is exercised, in accordance with the option exercise procedures of the Company as in effect from time to time. The right to exercise any Option shall be subject to the satisfaction of all conditions set forth in such form of exercise notice. Payment of the Option Price shall be made in cash (including check, bank draft, or money order). The Participant’s right to exercise the Option shall be subject to the satisfaction of all conditions set forth in such exercise notice.

                    3.3     Withholding of Taxes.

                              (i)     The Company shall withhold or deduct from any or all payments or amounts due to or held for the Participant (or such other Person who may be permitted to exercise Options as set forth in Section 3.1), whether due from the Company or held in the account of the Participant (or such other Person) at any broker facilitating the exercise of

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Options, or secure payment from the Participant of, an amount (the “Withholding Amount”)
equal to all taxes (including unemployment (including FUTA), social security and medical
(including FICA), and other governmental charges of any kind as well as income and other taxes) required under any applicable law to be withheld or deducted with respect to any and all taxable income and other amounts attributable to the Options.

                              (ii)   The Withholding Amount shall be determined by the Company.

                              (iii)   Immediately upon request by the Company, the Participant agrees to pay all, or a portion if so requested by the Company, of the Withholding Amount to the Company in cash.

                              (iv)   The timing of withholding or deduction from such payments or amounts shall be determined by the Company.

ARTICLE 4

EXPIRATION OF OPTIONS

                    4.1     Expiration. Vested and unvested Options shall expire at 5:00 p.m.,
Eastern Daylight Time on October 2, 2017.

                    4.2     Earlier Expiration. Notwithstanding Section 4.1, unless otherwise determined by the Committee, Options shall be forfeited and shall expire on the earliest to occur of the following:

                              (i)      all unvested Options shall expire as provided in Section 2.5;

                              (ii)     upon the Participant’s termination of employment by the Company for Cause, all vested Options shall expire immediately at the time notice of such termination is given (unless otherwise determined by the Company in its sole discretion);

                              (iii)    upon the Participant’s termination of employment by the Company without Cause or the Participant’s resignation from employment with the Company other than in connection with death or Disability, all vested Options shall expire upon the earlier of (a) the ninetieth day following the date of such termination or (b) the expiration of the Options under
Section 4.1; and

                              (iv)    upon the Participant’s termination of employment due to the
Participant’s death or Disability, all vested Options shall expire upon the earlier of (a) the 12-
month anniversary of the date of such termination or (b) the expiration of the Options under
Section 4.1.

                              4.3     Cancellation. Vested and unvested Options which expire unexercised shall be treated as cancelled.

                              4.4     Effective Date. For purposes hereof, except as otherwise set forth in
Sections 2.5 and 4.2, the date of resignation or termination of employment means the last date of

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actual employment, even if a different date is used for administrative convenience in connection with employee retirement, benefit or welfare plans.

ARTICLE 5 MISCELLANEOUS

                    5.1      Definitions.

                              (i)   “Cause” shall mean that the Company has “cause” to terminate the
Participant’s employment, as defined in the Employment Agreement between the Participant and the Company dated January 31, 2006 (the “Employment Agreement”).

                              (ii)   “Disability” shall mean disability as determined by the Committee in accordance with the standards and procedures similar to those under the Company’s long-term disability plan, if any. If at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Committee.

                              (iii)  “Change in Control” shall mean: (a) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of NYFIX to any
“person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the
Exchange Act) other than Warburg Pincus Private Equity IX, L.P. or its Affiliates; (b) any
person or group, other than Warburg Pincus Private Equity IX, L.P. or its Affiliates, is or
becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of NYFIX
(or, if NYFIX is not the survivor, the survivor), including by way of merger, consolidation or otherwise (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission); or (c) any person or group, other than
Warburg Pincus Private Equity IX, L.P. or its Affiliates, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of NYFIX’s then outstanding securities during any twelve-month period.

                              (iv)  “Good Reason” shall mean that the Participant has “good reason”
to terminate his employment, as defined in the Employment Agreement.

                    5.2     Options Not Transferable. Options may not be transferred (other than by will or laws of descent and distribution). Any attempt to effect a transfer of Options that is not permitted by the Plan or this Agreement shall be null and void.

                    5.3     Code Section 409A. The parties recognize that certain provisions of this
Agreement may be affected by Code Section 409A and agree to negotiate in good faith to amend this Agreement with respect to any changes necessary or advisable to comply with Code Section
409A.

                    5.4     Code Section 162(m). The Options were granted in a manner intended to meet the requirements of “qualified performance based compensation” under Code Section

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162(m), including the requirement that the stockholders of NYFIX approve of the Grant before it can be effective.

                    5.5     Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy or email notice, when received, addressed as follows to the Company and the Participant, or to such other address as may be hereafter notified by the parties hereto:

(i)	If to the Company, to it at the following address:

NYFIX, Inc. 100 Wall Street - 26th Floor New York, NY 10005 Attn: General Counsel

                              (ii)    If to the Participant, to his most recent primary residential address or business telecopy or email address as shown on the records of the Company.

                    5.6     No Right To Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Options is contingent upon his continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Company.

                    5.7     Amendments and Conflicting Agreements. This Agreement may be
amended by a written instrument executed by the parties which specifically states that it is amending this Agreement or by a written instrument executed by the Company which so states if such amendment is not adverse to the Participant or relates to administrative matters.

                    5.8     Governing Law and Interpretation. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to the conflicts of law principles thereof. Whenever the word “including” is used herein, it shall be deemed to be followed by the phrase “without limitation.” Unless otherwise specified herein, all determinations, consents, elections, and other decisions by the Committee may be made, withheld, or delayed in its sole and absolute discretion.

                    5.9     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                    5.10    Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument and which will be deemed effective whether received in original form or by telecopy or other electronic means. Facsimile signatures shall be as effective as original signatures.

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                    5.11     Construction. The construction of this Agreement is vested in the
Committee, and the Committee’s construction shall be final and conclusive on all Persons.

                    5.12     Effective Date of Agreement. This Agreement is effective as of the date the stockholders of NYFIX approve the Plan.

* * *

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer.

NYFIX, INC.

By: /s/ Scott A. Bloom Name: Scott A. Bloom

PARTICIPANT’S ACCEPTANCE

                    The Participant acknowledges that he has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan and hereby accepts the foregoing Options and agrees to be bound by the terms and conditions of this
Agreement and the Plan.

                         PARTICIPANT

                        /s/ Steven  Vigliotti
                        Signed

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